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                                                                    Exhibit 99.3

                                     PROXY

                      THE HOME-STAKE ROYALTY CORPORATION

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert C. Simpson and Chris K. Corcoran, or either of them, with full power of substitution, as Proxies of the undersigned, with all powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Special Meeting of Stockholders of The Home-Stake Royalty Corporation ("HSRC") to be held on Thursday, December 11, 1997, in the offices of HSRC at 15 East 5th Street, Suite 2800, Tulsa, Oklahoma, at 9:00 A.M., and at any and all adjournments or postponements thereof, as indicated below:

     1. Proposal to approve and adopt the Merger Agreement described in the accompanying Proxy Statement/Prospectus whereby (i) HSRC will be merged with and into The Home-Stake Oil & Gas Company ("HSOG") with HSOG to be the surviving corporation of the merger and (ii) the stockholders of HSRC will receive 48.66 shares of the common stock of HSOG for each of their shares of the common stock of HSRC.

            [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

     This Proxy, when properly executed, will be voted at the Special Meeting or any adjournment or postponement thereof as directed herein by the undersigned stockholder. If no specifications are made, this Proxy will be voted FOR the proposal described under number 1 above. If any other business should properly be brought before the meeting, the persons named as proxies will vote on such business in accordance with their best judgment. This Proxy is revocable at any time before it is exercised.


     PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.





                                        Dated:____________________________, 1997





                                        --------------------------------------
                                                     Signature(s)




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                                                     Signature(s)


                                        IMPORTANT: Please date this Proxy and
                                        sign exactly as your name appears to the left. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.